Exhibit 99.1

Strategic Education, Inc. Reports Fourth Quarter 2020 Results; Solid Financial Foundation Entering 2021

HERNDON, Va.--(BUSINESS WIRE)--February 26, 2021--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2020.

“We are encouraged by the organization’s ability to adapt to the challenges presented by the COVID-19 pandemic over the past year,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “As we enter 2021, we remain focused on providing the highest level of academic quality for our students. Our financial strength provides a solid foundation as we work to successfully integrate the Australia/New Zealand assets into the organization, focus on areas of existing strength in our core business, and invest in opportunities including employer initiatives, Sophia Learning, and digital enablement partnerships.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

[Note: Strategic Education’s financial results for any periods ended prior to November 3, 2020 do not include the financial results of the Australia/New Zealand acquisition and are therefore not directly comparable.]

Three Months Ended December 31

  Revenue increased 1.4% to $267.5 million compared to $263.8 million for the same period in 2019. Revenue in 2020 includes the impact of a purchase accounting adjustment of $11.3 million to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned contract liabilities adjustment, increased 5.7% to $278.8 million compared to $263.8 million for the same period in 2019. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $3.6 million or 1.3% of revenue, compared to $37.2 million or 14.1% of revenue for the same period in 2019. Income from operations in 2020 includes the impact of the aforementioned contract liabilities adjustment, $18.0 million of amortization expense related to assets acquired in the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, $5.9 million in expenses associated with the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, and $8.4 million of severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Income from operations in 2019 included $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and $10.2 million in expenses associated with the merger with Capella Education Company. Adjusted income from operations was $47.1 million in 2020 compared to $62.9 million for the same period in 2019. The adjusted operating income margin was 16.9% compared to 23.8% for the same period in 2019.
  Net income, which includes the items described above, and also includes income from partnership interests and other investments, and certain discrete tax adjustments, was $5.9 million in 2020 compared to $28.5 million for the same period in 2019. Adjusted net income was $33.4 million compared to $47.0 million for the same period in 2019.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $34.6 million in 2020 compared to $63.2 million in 2019. Adjusted EBITDA, which excludes a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand, expenses associated with the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and stock-based compensation expense, was $64.2 million compared to $76.5 million for the same period in 2019.
  Diluted earnings per share was $0.25 compared to $1.29 for the same period in 2019. Adjusted diluted earnings per share decreased to $1.39 from $2.13 for the same period in 2019. Diluted weighted average shares outstanding increased to 24,143,000 from 22,101,000 for the same period in 2019, due primarily to new shares issued to facilitate the acquisition of Torrens University and associated assets in Australia and New Zealand.

Year Ended December 31

  Revenue increased 3.1% to $1,027.7 million compared to $997.1 million in 2019. Revenue in 2020 includes the impact of a purchase accounting adjustment of $11.3 million to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned contract liabilities adjustment, increased 4.2% to $1,038.9 million compared to $997.1 million in 2019. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $109.4 million or 10.6% of revenue, compared to $110.5 million or 11.1% of revenue in 2019. Income from operations in 2020 includes the impact of the aforementioned contract liabilities adjustment, $64.2 million of amortization expense related to assets acquired in the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, $13.8 million in expenses associated with the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, and $12.4 million of severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Income from operations in 2019 included $61.7 million of amortization expense related to assets acquired in the merger with Capella Education Company and $21.9 million in expenses associated with the merger with Capella Education Company. Adjusted income from operations was $211.1 million in 2020 compared to $194.1 million in 2019. The adjusted operating income margin was 20.3% compared to 19.5% in 2019.
  Net income, which includes the items described above, and also includes income from partnership interests and other investments, and certain discrete tax adjustments, was $86.3 million in 2020 compared $81.1 million in 2019. Adjusted net income was $152.7 million compared to adjusted net income of $147.3 million in 2019.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $218.5 million in 2020 compared to $215.4 million in 2019. Adjusted EBITDA, which excludes a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand, expenses associated with the merger with Capella Education Company and the acquisition of Torrens University and associated assets in Australia and New Zealand, severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and stock-based compensation expense, was $271.2 million compared to $248.7 million in 2019.
  Diluted earnings per share was $3.77 compared to $3.67 in 2019. Adjusted diluted earnings per share was $6.68 compared to $6.67 in 2019. Diluted weighted average shares outstanding increased to 22,860,000 from 22,097,000 in 2019, due primarily to new shares issued to facilitate the acquisition of Torrens University and associated assets in Australia and New Zealand.

Strayer University Segment Highlights

  For the fourth quarter, student enrollment at Strayer University decreased 9% to 50,773 compared to 55,788 for the same period in 2019. Full-year 2020 student enrollment at Strayer University increased 2% compared to 2019. Starting in the first quarter of 2020, Strayer University adopted a new enrollment reporting census date, which occurs approximately two weeks following the start of the academic term. Previously the Strayer University enrollment census date coincided with the end of the University’s “drop-add” period, approximately one week following the start of the academic term. This new census date is consistent with the approach employed by Capella University. All historical enrollment data included in this release and other disclosures has been revised using the new census date. Year-over-year percentage change in enrollment for the new census date does not differ significantly from the prior approach.
  Revenue decreased 13.2% to $125.5 million in the fourth quarter of 2020 compared to $144.5 million for the same period in 2019, driven by lower fourth quarter enrollment and lower revenue-per-student.
  Income from operations decreased to $25.2 million in the fourth quarter of 2020 from $37.2 million for the same period in 2019. The operating income margin was 20.1%, compared to 25.7% for the same period in 2019.

Capella University Segment Highlights

  For the fourth quarter, student enrollment at Capella University increased 5% to 41,073 compared to 39,244 for the same period in 2019. Full-year 2020 student enrollment at Capella University increased 3% compared to 2019. Starting in the first quarter of 2020, Capella University consolidated two different enrollment reporting census dates into a single date, which occurs approximately two weeks following the start of the academic term. All historical enrollment data included in this release and other disclosures has been revised accordingly. Year-over-year percentage change in enrollment for the new census date does not differ significantly from the prior approach.
  FlexPath continued to be a significant driver of enrollment growth in the fourth quarter of 2020 and is 32% of Capella University’s total enrollment.
  Revenue decreased 0.5% to $118.6 million in the fourth quarter of 2020 compared to $119.3 million for the same period in 2019, driven by lower revenue-per-student.
  Income from operations decreased to $24.0 million in the fourth quarter of 2020 from $25.7 million for the same period in 2019. The operating income margin was 20.2%, compared to 21.5% for the same period in 2019.

Australia/New Zealand Segment Highlights

  Revenue was $23.4 million in the fourth quarter of 2020, and adjusted revenue was $34.7 million excluding the impact of a purchase accounting adjustment of $11.3 million to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand.
  Loss from operations was $13.3 million in the fourth quarter of 2020, and the adjusted loss from operations was $2.0 million excluding the impact of a purchase accounting adjustment of $11.3 million to record acquired contract liabilities at fair value as a result of the acquisition of Torrens University and associated assets in Australia and New Zealand.
  On a pro forma basis, full-year 2020 student enrollment within the Australia/New Zealand segment was 19,069, an increase of 23% compared to 2019.
  On a pro forma basis, full year 2020 Australia/New Zealand revenue was $258.2 million compared to $203.6 million for 2019, and income from operations was $44.1 million compared to $22.1 million in 2019.

BALANCE SHEET AND CASH FLOW

At December 31, 2020, Strategic Education had cash, cash equivalents, and marketable securities of $225.3 million, and $141.8 million outstanding under the revolving credit facility. Cash provided by operations in 2020 was $142.9 million compared to $202.1 million in 2019. Capital expenditures for 2020 were $46.8 million compared to $38.7 million in 2019. Capital expenditures for 2021 are expected to be approximately $55 million.

For the fourth quarter of 2020, consolidated bad debt expense as a percentage of revenue was 5.5%, or 5.3% of adjusted revenue, compared to 5.0% of revenue for the same period in 2019. Net tuition receivable as of December 31, 2020 includes additional reserves to account for projected deterioration in collections performance due to the pandemic.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on March 15, 2021 to shareholders of record as of March 8, 2021.

ELECTIONS TO THE BOARD OF DIRECTORS

On November 5, 2020, the Company announced that the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously voted to elect Jerry L. Johnson to serve as a Director of the Company, with service beginning on January 4, 2021. Mr. Johnson is Senior Vice President of Strategy, Corporate Development and Investor Relations at EnPro Industries, a leading technology company using materials science to push the boundaries of the semiconductor, life sciences, and other technology-enabled sectors. Mr. Johnson is a founding member and previously served as a Partner at RLJ Equity Partners since 2007.

In addition, on February 25, 2021, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors unanimously approved the nomination of William J. Slocum for election to the Board of Directors at the Company’s 2021 Annual Meeting of Stockholders. Mr. Slocum is a Partner of Inclusive Capital Partners L.P. (“In-Cap”), a San Francisco-based investment firm. Prior to his work at In-Cap, Mr. Slocum was a portfolio manager at Golden Gate Capital for nine years and was a Vice President at ValueAct Capital for five years.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its fourth quarter 2020 results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section prior to the start time of the call. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We serve working adult students all over the globe through our core focus areas: 1) U.S. Higher Education, through Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s and doctoral programs including the Jack Welch Management Institute at Strayer University; 2) Alternative Learning, encompassing Sophia Learning, self-paced general education courses that are ACE-recommended for college credit; Workforce Edge, a full service, online employee education management portal; Digital Enablement Partnerships, helping advance capabilities in course development, online delivery and student support; and non-degree web and mobile application development courses through Hackbright Academy and Strayer University’s DevMountain; and 3) Australia/New Zealand, comprised of Torrens University, Think Education and Media Design School operations in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; the impact of the current COVID-19 pandemic on Strategic Education’s business and results; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including in the case of Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2020	2019	2020
Revenues	$263,772	$267,494	$997,137	$1,027,653
Costs and expenses:
Instructional and support costs	133,323	147,007	530,604	532,661
General and administration	67,595	84,635	272,411	295,231
Amortization of intangible assets	15,416	17,974	61,667	64,225
Merger and integration costs	10,225	5,912	21,923	13,770
Restructuring costs	—	8,358	—	12,382
Total costs and expenses	226,559	263,886	886,605	918,269
Income from operations	37,213	3,608	110,532	109,384
Other income (expenses)	2,497	(101)	13,192	4,573
Income before income taxes	39,710	3,507	123,724	113,957
Provision (benefit) for income taxes	11,173	(2,410)	42,586	27,689
Net income	$28,537	$5,917	$81,138	$86,268
Earnings per share:
Basic	$1.31	$0.25	$3.73	$3.81
Diluted	$1.29	$0.25	$3.67	$3.77
Weighted average shares outstanding:
Basic	21,817	23,955	21,725	22,633
Diluted	22,101	24,143	22,097	22,860

STRATEGIC EDUCATION, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2019	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$419,693	$187,509
Marketable securities	34,874	7,557
Tuition receivable, net	51,523	50,169
Income taxes receivable	—	1,429
Other current assets	18,004	39,458
Total current assets	524,094	286,122
Property and equipment, net	117,029	158,854
Right-of-use lease assets	84,778	120,687
Marketable securities, non-current	36,633	30,270
Intangible assets, net	273,011	326,420
Goodwill	732,075	1,318,526
Other assets	21,788	54,928
Total assets	$1,789,408	$2,295,807

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,828	$104,742
Income taxes payable	1,352	—
Contract liabilities	39,284	60,501
Lease liabilities	25,284	34,809
Total current liabilities	156,748	200,052
Long-term debt	—	141,823
Deferred income tax liabilities	47,942	53,407
Lease liabilities, non-current	80,557	106,151
Other long-term liabilities	41,451	46,055
Total liabilities	326,698	547,488
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 21,964,809 and 24,418,939 shares issued and outstanding at December 31, 2019 and 2020, respectively	220	244
Additional paid-in capital	1,309,438	1,519,549
Accumulated other comprehensive income	233	48,880
Retained earnings	152,819	179,646
Total stockholders’ equity	1,462,710	1,748,319
Total liabilities and stockholders’ equity	$1,789,408	$2,295,807

STRATEGIC EDUCATION, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31,
	2019	2020
Cash flows from operating activities:
Net income	$81,138	$86,268
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	333	466
Amortization of investment discount/premium	296	146
Depreciation and amortization	104,861	109,154
Deferred income taxes	(8,037)	(13,431)
Stock-based compensation	12,160	14,610
Impairment of right-of-use lease assets	6,046	848
Changes in assets and liabilities:
Tuition receivable, net	1,770	19,659
Other assets	(2,129)	(32,326)
Accounts payable and accrued expenses	245	(22,685)
Income taxes payable and income taxes receivable	1,198	(4,020)
Contract liabilities	7,716	(10,095)
Other long-term liabilities	(3,451)	(5,689)
Net cash provided by operating activities	202,146	142,905

Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	(628,759)
Purchases of property and equipment	(38,689)	(46,812)
Purchases of marketable securities	(40,481)	(1,863)
Proceeds from marketable securities	43,762	36,192
Other investments	(2,658)	(950)
Net cash used in investing activities	(38,066)	(642,192)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	220,248
Proceeds from long-term debt	—	145,630
Common dividends paid	(46,625)	(55,956)
Net payments for stock awards	(9,195)	(24,741)
Payments on long-term debt	—	(3,807)
Payment of deferred financing costs	—	(1,940)
Repurchase of common stock	—	(247)
Net cash provided by (used in) financing activities	(55,820)	279,187
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	1,623
Net increase (decrease) in cash, cash equivalents, and restricted cash	108,260	(218,477)
Cash, cash equivalents, and restricted cash — beginning of period	312,237	420,497
Cash, cash equivalents, and restricted cash — end of period	$420,497	$202,020

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2020	2019	2020
Revenues:
Strayer University	$144,503	$125,488	$536,969	$537,633
Capella University	119,269	118,625	460,168	466,639
Australia/New Zealand	—	23,381	—	23,381
Consolidated revenues	$263,772	$267,494	$997,137	$1,027,653
Income (loss) from operations:
Strayer University	$37,180	$25,173	$103,409	$120,398
Capella University	25,674	23,954	90,713	92,638
Australia/New Zealand	—	(13,275)	—	(13,275)
Amortization of intangible assets	(15,416)	(17,974)	(61,667)	(64,225)
Merger and integration costs	(10,225)	(5,912)	(21,923)	(13,770)
Restructuring costs	—	(8,358)	—	(12,382)
Consolidated income from operations	$37,213	$3,608	$110,532	$109,384

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (4) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (5) income recognized from the Company’s investments in partnership interests and other investments, and (6) discrete tax adjustments utilizing adjusted effective income tax rates of 28.0% and 28.4% for the three months ended December 31, 2019 and 2020, respectively, and adjusted effective income tax rates of 27.8% and 28.5% for the twelve months ended December 31, 2019 and 2020, respectively. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (1), (3) and (4) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the Three Months Ended December 31, 2019 Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment(1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Restructuring costs(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$263,772	$—	$—	$—	$—	$—	$—	$263,772
Total costs and expenses	$226,559	$—	$(15,416)	$(10,225)	$—	$—	$—	$200,918
Income from operations	$37,213	$—	$15,416	$10,225	$—	$—	$—	$62,854
Operating margin	14.1%							23.8%
Income before income taxes	$39,710	$—	$15,416	$10,225	$—	$(112)	$—	$65,239
Net income	$28,537	$—	$15,416	$10,225	$—	$(112)	$(7,094)	$46,972

Earnings per share:
Diluted	$1.29							$2.13

Weighted average shares outstanding:
Diluted	22,101							22,101

		For the Three Months Ended December 31, 2020 Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment(1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Restructuring costs(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$267,494	$11,296	$—	$—	$—	$—	$—	$278,790
Total costs and expenses	$263,886	$—	$(17,974)	$(5,912)	$(8,358)	$—	$—	$231,642
Income from operations	$3,608	$11,296	$17,974	$5,912	$8,358	$—	$—	$47,148
Operating margin	1.3%							16.9%
Income before income taxes	$3,507	$11,296	$17,974	$5,912	$8,358	$(315)	$—	$46,732
Net income	$5,917	$11,296	$17,974	$5,912	$8,358	$(315)	$(15,700)	$33,442

Earnings per share:
Diluted	$0.25							$1.39

Weighted average shares outstanding:
Diluted	24,143							24,143

		For the Twelve Months Ended December 31, 2019 Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment(1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Restructuring costs(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$997,137	$—	$—	$—	$—	$—	$—	$997,137
Total costs and expenses	$886,605	$—	$(61,667)	$(21,923)	$—	$—	$—	$803,015
Income from operations	$110,532	$—	$61,667	$21,923	$—	$—	$—	$194,122
Operating margin	11.1%							19.5%
Income before income taxes	$123,724	$—	$61,667	$21,923	$—	$(3,446)	$—	$203,868
Net income	$81,138	$—	$61,667	$21,923	$—	$(3,446)	$(14,001)	$147,281

Earnings per share:
Diluted	$3.67							$6.67

Weighted average shares outstanding:
Diluted	22,097							22,097

		For the Twelve Months Ended December 31, 2020 Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment(1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Restructuring costs(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$1,027,653	$11,296	$—	$—	$—	$—	$—	$1,038,949
Total costs and expenses	$918,269	$—	$(64,225)	$(13,770)	$(12,382)	$—	$—	$827,892
Income from operations	$109,384	$11,296	$64,225	$13,770	$12,382	$—	$—	$211,057
Operating margin	10.6%							20.3%
Income before income taxes	$113,957	$11,296	$64,225	$13,770	$12,382	$(2,094)	$—	$213,536
Net income	$86,268	$11,296	$64,225	$13,770	$12,382	$(2,094)	$(33,141)	$152,706

Earnings per share:
Diluted	$3.77							$6.68

Weighted average shares outstanding:
Diluted	22,860							22,860

(1)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)

Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)

Reflects transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

(4)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(5)	Reflects income recognized from the Company's investments in partnership interests and other investments.
(6)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 28.0% and 28.4% for the three months ended December 31, 2019 and 2020, respectively, and adjusted effective income tax rates of 27.8% and 28.5% for the twelve months ended December 31, 2019 and 2020, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2019	2020	2019	2020
Revenues:
Strayer University	$144,503	$125,488	$536,969	$537,633
Capella University	119,269	118,625	460,168	466,639
Australia/New Zealand	—	23,381	—	23,381
Consolidated revenues	263,772	267,494	997,137	1,027,653

Adjustments to consolidated revenues:
Strayer University	—	—	—	—
Capella University	—	—	—	—
Australia/New Zealand	—	11,296	—	11,296
Total adjustments to consolidated revenues	—	11,296	—	11,296

Adjusted revenues by segment:
Strayer University	144,503	125,488	536,969	537,633
Capella University	119,269	118,625	460,168	466,639
Australia/New Zealand	—	34,677	—	34,677
Adjusted consolidated revenues	$263,772	$278,790	$997,137	$1,038,949

Income (loss) from operations:
Strayer University	$37,180	$25,173	$103,409	$120,398
Capella University	25,674	23,954	90,713	92,638
Australia/New Zealand	—	(13,275)	—	(13,275)
Amortization of intangible assets	(15,416)	(17,974)	(61,667)	(64,225)
Merger and integration costs	(10,225)	(5,912)	(21,923)	(13,770)
Restructuring costs	—	(8,358)	—	(12,382)
Consolidated income from operations	37,213	3,608	110,532	109,384

Adjustments to consolidated income from operations:
Contract liabilities adjustment	—	11,296	—	11,296
Amortization of intangible assets	15,416	17,974	61,667	64,225
Merger and integration costs	10,225	5,912	21,923	13,770
Restructuring costs	—	8,358	—	12,382
Total adjustments to consolidated income from operations	25,641	43,540	83,590	101,673

Adjusted income (loss) from operations by segment:
Strayer University	37,180	25,173	103,409	120,398
Capella University	25,674	23,954	90,713	92,638
Australia/New Zealand	—	(1,979)	—	(1,979)
Total adjusted income from operations	$62,854	$47,148	$194,122	$211,057

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2019	2020	2019	2020

Net income	$28,537	$5,917	$81,138	$86,268
Provision (benefit) for income taxes	11,173	(2,410)	42,586	27,689
Other income (expenses)	(2,497)	101	(13,192)	(4,573)
Depreciation and amortization	25,999	30,965	104,861	109,154
EBITDA (1)	63,212	34,573	215,393	218,538
Stock-based compensation	3,085	3,851	11,790	14,610
Merger and integration costs (2)	10,225	5,912	21,525	13,770
Restructuring costs (3)	—	8,009	—	12,033
Cloud computing amortization (4)	—	520	—	983
Contract liability adjustment (5)	—	11,296	—	11,296
Adjusted EBITDA (1)	$76,522	$64,161	$248,708	$271,230
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects transaction and integration charges associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.4 million of depreciation and amortization expense for the twelve months ended December 31, 2019 and includes $0.4 million of stock-based compensation expense for the twelve months ended December 31, 2019.

(3)

Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Excludes $0.3 million of depreciation and amortization expense for the three and twelve months ended December 31, 2020.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)

Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.

Contacts

For more information:
Terese Wilke
Manager, Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com